As filed with the Securities and Exchange Commission on February 23, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Inari Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-2902923
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

6001 Oak Canyon, Suite 100

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

2020 Incentive Award Plan

Amended and Restated 2020 Employee Stock Purchase Plan

(Full Title of the Plans)

William Hoffman

Chief Executive Officer

Inari Medical, Inc.

6001 Oak Canyon, Suite 100

Irvine, California 92618

(877) 923-4747

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy

J. Ross McAloon

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission for the purpose of registering an additional 2,012,539 shares of common stock, par value $0.001 per share, of Inari Medical, Inc. (the “Registrant”), issuable under the following employee benefit plans for which registration statements on Form S-8 (File Nos. 333-238735 and 333-254133) are effective: (i) the 2020 Incentive Award Plan which, as a result of an automatic annual increase provision therein, added 1,509,404 shares of common stock, and (ii) the Amended and Restated 2020 Employee Stock Purchase Plan which, as a result of the operation of an annual increase provision therein, added 503,135 shares of common stock.

Pursuant to General Instruction E to Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	3.1	5/28/2020	001-39293

4.2	Amended and Restated Bylaws	8-K	3.2	5/28/2020	001-39293

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included in the signature page to this Registration Statement)					X

99.1	2020 Incentive Award Plan	S-1/A	10.6	5/18/2020	333-236568

99.2	Form of Option Agreement pursuant to 2020 Incentive Award Plan	S-1/A	10.6.1	5/18/2020	333-236568

99.3	Form of Restricted Stock Unit Agreement pursuant to 2020 Incentive Award Plan	S-1/A	10.6.2	5/18/2020	333-236568
99.4	Form of Restricted Stock Unit Award Agreement pursuant to 2020 Incentive Award Plan – International	10-K	10.8	3/9/2021	001-39293
99.5	Amended and Restated 2020 Employee Stock Purchase Plan	10-Q	10.3	11/12/2020	001-39293
99.6	Form of Restricted Stock Unit Award Agreement pursuant to 2020 Incentive Award Plan - Non-Employee Director	10-K	10.25	2/23/2022	001-39293
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 23, 2022.

INARI MEDICAL, INC.

By:	/s/ William Hoffman
Name:	William Hoffman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Hoffman and Mitchell Hill, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and  to  file the  same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in  connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William Hoffman	President, Chief Executive Officer and Director	February 23, 2022
William Hoffman	(Principal Executive Officer)

/s/ Mitchell Hill	Chief Financial Officer	February 23, 2022
Mitchell Hill	(Principal Accounting and Financial Officer)

/s/ Donald Milder	Director	February 23, 2022
Donald Milder

/s/ Rebecca Chambers	Director	February 23, 2022
Rebecca Chambers

/s/ Cynthia Lucchese	Director	February 23, 2022
Cynthia Lucchese

/s/ Dana G. Mead	Director	February 23, 2022
Dana G. Mead, Jr.

/s/ Kirk Nielsen	Director	February 23, 2022
Kirk Nielsen

/s/ Jonathan Root	Director	February 23, 2022
Jonathan Root

/s/ Catherine Szyman	Director	February 23, 2022
Catherine Szyman